Exhibit 8.1

January 21, 2020

HG Holdings, Inc.

2115 E. 7th Street, Suite 101

Charlotte, North Carolina 28204

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-1, as amended (the “Registration Statement”) of HG Holdings, Inc., a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the distribution by the Company without consideration to record holders of common stock, par value $0.02 per share, of the Company (the “Common Stock”), of non-transferable subscription rights to purchase shares of Common Stock in connection with a rights offering (the “Rights Offering”).

For purposes of this opinion, we have reviewed originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement and the exhibits thereto and such other documents and matters of law and fact as we have considered necessary or appropriate. We have not made an independent investigation or audit of the facts set forth in the above referenced documents or otherwise provided to us. In addition, we have assumed (i) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies, (ii) that the Rights Offering will be consummated as described in the Registration Statement, (iii) that the statements set forth in the Registration Statement are true, correct and complete and will remain true, correct and complete at all relevant times, (iv) the representations of the Company contained in its representation letter dated as of the date hereof and delivered to us for purposes of this opinion are true, correct and complete when made and will continue to be true, correct and complete at all relevant times thereafter and (v) that any statements made in the Registration Statement qualified by knowledge, intention, belief or any other similar qualification are true, correct and complete, and will remain true, correct and complete at all relevant times, in each case as if made without such qualification. If any of the above described assumptions are untrue for any reason or if the Rights Offering is consummated in a manner that is different from the manner described in the Registration Statement, our opinion as expressed below may be adversely affected.

Based upon and subject to the foregoing, and our consideration of such other matters of fact and law as we have considered necessary or appropriate, we hereby confirm to you that the statements set forth under the caption “Material U.S. Federal Income Tax Consequences” in the Registration Statement, to the extent such statements summarize U.S. federal income tax law, and subject to the limitations, qualifications, exceptions, and assumptions set forth herein and therein, constitute our opinion as to the material United States federal income tax consequences of the Rights Offering to holders of Common Stock.

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January 21, 2020

We express no opinion on any issue relating to the tax consequences of the transactions contemplated by the Registration Statement other than the opinion set forth above. Our opinion set forth above is based on the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, administrative pronouncements and judicial precedents, all as of the date hereof. The foregoing authorities may be repealed, revoked or modified, and any such change may have retroactive effect. Our opinion does not address any state, local, foreign, or United States federal non-income tax consequences of the Rights Offering. Further, our opinion is rendered only as of the date hereof and does not take into account any facts or circumstances occurring after the date hereof. Any change in applicable laws or facts and circumstances surrounding the Rights Offering, or any inaccuracy in the statements, facts, assumptions and representations on which we have relied may affect the validity of the opinion set forth herein. We assume no responsibility to inform the Company of any such change or inaccuracy that may occur or come to our attention.

Our opinion is not binding on the Internal Revenue Service or a court. There can be no assurance that the Internal Revenue Service will not take a contrary position or that a court would agree with our opinion if litigated. In addition, our opinion represents our legal judgment on the matters presented and others may disagree with our conclusion.

We are furnishing this opinion in connection with the filing of the Registration Statement and this opinion is not to be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ McGuireWoods LLP

McGuireWoods LLP